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Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

November 16, 2011

Intermolecular, Inc.
3011 North First Street
San Jose, CA 95134

    Re:
    Form S-1 Registration Statement File No. 333-175877
    Initial Public Offering of up to 11,500,000 Shares of Common Stock
    of Intermolecular, Inc.

Ladies and Gentlemen:

        We have acted as special counsel to Intermolecular, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") on July 29, 2011 (Registration No. 333-175877) (as amended, the "Registration Statement"). The Registration Statement relates to the registration of up to 11,500,000 shares of common stock of the Company, par value $0.001 per share ("Common Stock"), 5,678,615 shares of which are being offered by the Company (the "Company Primary Shares"), 4,321,385 shares of which are being offered by certain stockholders of the Company (the "Selling Stockholder Primary Shares") and up to 1,500,000 shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares of Common Stock, 1,358,728 shares of which may be purchased from the Company (the "Company Option Shares" and, together with the Company Primary Shares, the "Company Shares") and 141,272 shares of which may be purchased from certain stockholders of the Company (the "Selling Stockholder Option Shares" and, together with the Selling Stockholder Primary Shares, the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the "Shares." The term "Shares" shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the "Prospectus"), other than as expressly stated herein with respect to the issue of the Shares.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to any other laws.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     When the Company Shares shall have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable.

        2.     The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

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